Exhibit 3.2

MC-369764 Certificate ofIncorporation on Change of Name I DO HEREBY CERTIFY that TPG Pace VI Holdings Corp. having by Special resolution dated 13th day of January Two Thousand Twenty-One changed its name, is now incorporated under name of TPG Pace Beneficial II Corp. Given under my hand and Seal at George Town in the Island of Grand Cayman this 13th day of January Two Thousand Twenty-One An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 706928047226 www.verify.gov.ky 13 January 2021